Item 14(c) Exhibit #23

                       Consent of Independent Accountants


PricewaterhouseCoopers LLP


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-55345, 33-58193, 333-24337, 333-26049,
333-26151,  333-41246, 333-61975, 333-61983, 333-91879, 333-95693, 333-60480 and
333-82926) and Form S-3 (Nos. 333-36938,  333-41244, 333-57082 and 333-62906) of
Corning Incorporated of our report dated January 23, 2002, relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.


/s/ PricewaterhouseCoopers LLP
1301 Avenue of the Americas
New York, New York  10019

March 6, 2002